Exhibit 10.4

National Energy Services Reunited Corp.

777 Post Oak Blvd., Suite 800

Houston, Texas 77056

May 11, 2017

NESR Holdings Ltd.

Ritter House

Wickhams Cay II

Road Town

Tortola

VG 1110

British Virgin Islands

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of National Energy Services Reunited Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), NESR Holdings Ltd. shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 777 Post Oak Blvd., Suite 800, Houston, Texas 77056 (or any successor location). In exchange therefore, the Company shall pay NESR Holdings Ltd. the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. NESR Holdings Ltd. hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

NATIONAL ENERGY SERVICES REUNITED CORP.

		By:	/s/Sherif Foda
Name: Sherif Foda
Title: Chief Executive Officer

Acknowledged and Accepted by:

NESR HOLDINGS LTD.

By:	/s/ Thomas Wood
Name: Thomas Wood
Title: Director